# BrasAm / Park Place Purchase & Sale Agreement

**This Agreement** is entered into on the 26th day of June, 2008.

**Between:**

**Brasam Extração Mineral Ltda.**, a Brazilian company, regularly registered at the CNPJ/MF under the number 06.372.683/0001-21, having its premises located in Brazil in the town of CATALÃO, GOIÁS State; 540 Helena Neves Vieira Avenue, Setor Lago das Mansões, ZIP CODE 75.704-350, in this instrument represented by its authorized partner **Stuart Wells Baum,** American Identity # 10.519.500.3145-7 from Colorado, with Brazilian residential address in the city of Catalão, Goiás State, at the number 540 Helena Neves Vieira Avenue, Setor Lago das Mansões, ZIP CODE 75.704-350., hereinafter referred to as "**BrasAm**".

**Party Of The First Part**

- and -

**Park Place Energy Corp.** a body corporate, incorporated under the laws of the State of Nevada, U.S.A. hereinafter referred to as **"Park Place"**.

**Party Of The Second Part**

**Whereas** on February 15th, 2008, Park Place entered into a Purchase and Sale Agreement with Panther Minerals Inc. ("Panther") and BrasAm, pursuant to which Park Place acquired Panther's 51% interest in and to 5 authorizations in Central Brazil that BrasAm was holding in trust for Panther; and

**Whereas** in March 2008, after conferring with Park Place, BrasAm acquired a sixth authorization which was granted to BrasAm by Brazil's National Department of Mineral Production ("DNPM"); and

**Whereas** BrasAm is currently the exclusive legal grantee of six authorizations, represented by DNPM Process Numbers 860.979/2002, 860.315/2006, 860.316/2006, 860.774/2008 (previously designated by the DNPM as 860.509/2003), 860.364/2008 and 860.447/2006 hereinafter collectively referred to as "the Authorizations"; and

**Whereas** the Authorizations provide for BrasAm to conduct mineral surveys of the São Marcos river and of the DNPM delineated areas of dry land surrounding the river, within the counties of Campo Alegre de Goiás, and Catalão, in the State of Goiás; and

**Whereas** BrasAm is holding Park Place's 51% interest in and to the Authorizations in trust for Park Place, subject to the terms and conditions contained in the Joint Operating Agreement dated June 5, 2008 and the herein; and the Amending Agreement To BrasAm / Park Place Joint Operating Agreement dated the 10th day of June, 2008 (together, the "J.O.A."); and

**Whereas** Park Place under new management has decided to focus on expanding its oil and gas assets and divest of its interest in and to the BrasAm Diamond Project; and

**Whereas** BrasAm is prepared to acquire Park Place's 51% interest in and to the Authorizations and Park Place is prepared to divest of its entire right, title, estate and interest in and to the Authorizations subject to the following terms and conditions.

**Now Therefore This Agreement Witnesseth** that in consideration of the premises and of the covenants and agreements of the parties as hereinafter set forth, the parties hereto do hereby covenant and agree as follows:

1. Park Place agrees to sell to BrasAm its 51% interest in and to the Authorizations and relinquish its entire right title, estate and interest in and to the BrasAm Diamond Project and the J.O.A. in exchange for a Promissory Note in the Amount of $385,000 in the form attached hereto (the "Note").
2. BrasAm agrees to purchase Park Place's entire right title, estate and interest in and to its 51% interest in and to the Authorizations and the BrasAm Diamond Project that is governed by the J.O.A. in exchange for the Note.
3. The Note will;
   i. be non interest bearing in the original amount of $385,000;
   ii. will be unsecured;
   iii. will have a 5 year term;
4. BrasAm agrees that any transfer or assignment of its interest in and to the BrasAm Diamond Project and the Authorizations will only be effected in circumstances where such transferee or assignee agrees to be bound by the obligations under the Note and this Agreement.
5. BrasAm agrees to irrevocably pay down the obligations under the Note from 20% of the net proceeds of diamond sales to which BrasAm or its successors or and assigns are otherwise entitled in respect of diamonds recovered from the Authorizations and the BrasAm Diamond Project. BrasAm agrees to forward any monies owed to Park Place pursuant to the terms of this agreement within 30 days of receipt of funds along with a picture of the diamond(s) and details of the sale.
6. Net diamond sales for the purpose of this agreement shall be defined as the price received by BrasAm from the sale of diamonds recovered from the Authorizations less only the Permitted Encumbrances as defined in the J. O. A.
7. BrasAm further agrees to apply 20% of the proceeds received by it for the sale of all or any of its interest in the Authorization and the BrasAm Diamond Project to the obligations under the Note.
8. On the condition that BrasAm or its successors or assigns are not in default of making any payments to Park Place pursuant to Clause 5 hereof, if at the end of the 5 year term of the Note there are any monies still owing to Park Place on the Note, the Note will be cancelled and BrasAm will have no further responsibilities or obligations to Park Place other than to pay to Park Place its share of any net diamond sales effected after the expiry of the 5 year term from diamonds recovered prior to the date of such expiry.
9. BrasAm agrees to use its best efforts to generate sales of diamonds from the Authorizations and keep the Authorizations in good standing. In the event BrasAm elects to drop its ownership in and to any of the Authorizations BrasAm may not reacquire, directly or indirectly, the dropped Authorization within a 5 year time frame without agreeing to have the new Authorization being subject to the terms and conditions of this Agreement.
10. Wells Baum effective as of the date of this Agreement agrees to cancel the Consulting Agreement that he has with Park Place that is currently in place and immediately relinquish the option to acquire any shares in Park Place pursuant thereto.

11. All notices, reports and other correspondence required or given under the terms of this Agreement shall be deemed to have been properly served if delivered or sent by prepaid courier to the following addresses:

**Park Place Energy Corp.**
Suite 1220 666 Burrard Street
Vancouver, British Columbia
V6C 2X8

**Brasam Extração Mineral Ltda.**
P.O. Box 571556
Tarzana, California 91357
Att. Stuart Wells Baum

Any party may from time to time change its address for service hereunder by written notice to the other parties. Any notice may be served by personal delivery or by prepaid courier to the party to whom the notice is to be given at its address for service hereunder and shall be deemed to be received two (2) Business Days after the couriering thereof.

12. This Agreement supersedes and replaces all other agreements, documents, writings and verbal understandings between the parties with respect to the subject matter of this Agreement, including the J.O.A.
13. BrasAm agrees to release Park Place from any and all obligations or liabilities to which it may otherwise be subject in respect of the J.O.A. or the joint venture agreement respecting the Authorizations and the BrasAm Diamond Project and to indemnify and save harmless Park Place, its successors and assigns, from any and all liabilities to which it may otherwise be subject in relation to the BrasAm Diamond Project and the exploration and exploitation of the Authorization including, but not limited to, any environmental liabilities.
14. This Agreement, may be executed in one or more counterparts and by different Parties hereto in separate counterparts, each of which when so executed and delivered by fax or scanned copy shall be deemed to be an original, but all such counterparts together shall constitute to be one and the same instrument.

**In Witness Whereof,** the Parties hereto acknowledge and agree that this Agreement constitutes the entire understanding and agreement between the Parties with respect to the subject matter hereof.

Dated this 26th day of June, 2008

**Brasam Extração Mineral Ltda.**

Per: Stuart Wells Baum

**Stuart Wells Baum**
Principal

**Park Place Energy Corp.**

Per:

**David Johnson**
President / CEO

Stuart Wells Baum

Stuart Wells Baum
(Agreed to as to section 10 hereof only)

## PROMISSORY NOTE

FOR VALUE RECEIVED, Brasam Extração Mineral Ltda. ("BrasAm") promises to pay to or to the order of Park Place Energy Corp. ("Park Place") the sum of US$385,000 (Thirty Hundred and Eighty-Five Thousand Dollars) (the "Principal Amount") without interest on or before June 26, 2013 (the "Expiry Date") subject to and in accordance with the terms and conditions set forth in that purchase and sale agreement between BrasAm and Park Place dated as of June 26, 2008.

The Principal Amount shall be paid without set-off or counterclaim and without deduction or withholding for or on account of any present or future taxes, levies, duties, imposts or other charges of any kind in accordance with such written instructions as Park Place shall provide.

BrasAm waives presentment, protest of notice of dishonour in respect of this Promissory Note.

IN WITNESS WHEREOF BrasAm has executed this Promissory Note under the hands of its duly authorized officer effective as of the 26th day of June, 2008.

**BRASAM EXTRAÇÃO MINERAL LTDA.**

Per: ____________________

Authorized Signatory